SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K

                         Current Report


                         February 8, 1999
       (Date of Report - Date of Earliest Event Reported)

                            33-02035-A
                     (Commission File Number)


                   CORRECTIONS SERVICES, INC.

           Florida                                 59-2508470
(State or other jurisdiction of                  (IRS Employer
 incorporation or organization)                Identification No.)

                 3040 East Commercial Boulevard
                Fort Lauderdale, Florida  33308
            (Address of Principal Executive Offices)


                         (954) 772-2297
                (Registrant's Telephone Number)


                             None
      (Former Name, Former Address and Former Fiscal Year,
                 if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On February 8, 1999, the Registrant purchased fifteen (15%) percent of the issued and outstanding capital stock of Physicians
Acceptance Corporation, a privately held Florida corporation with principal offices in Coral Springs, Florida.

     The Company is informed that Physicians Acceptance Corporation was formed to arrange patient financing for elective surgical and non-surgical procedures. Physicians Acceptance Corporation perceives that an increase in percentage of healthcare industry reimbursement is comprised of patient payments or partial patient payments, especially for elective medical procedures. Physicians Acceptance Corporation advises that as the percentage of non-coverage of medical costs grows in that area and as medical costs continue to rise, more and more patient funding of such expenses, as opposed to insurance funding, will be encountered. Physicians Acceptance Corporation feels that patients will demand, and will increasingly demand, affordable financing options from medical services providers.

     The Registrant acquired fifteen (15%) percent of the issued and outstanding capital stock of Physicians Acceptance Corporation for cash in the amount of One Hundred and Fifty Thousand ($150,000.00) Dollars and seeks to pursue acquisition of all of the ownership interest of Physicians Acceptance Corporation. The Registrant has begun due diligence in that regard, particularly with respect to the details of the business and intended business of Physicians Acceptance Corporation and its financial history, present condition and outlook.

     Physicians Acceptance Corporation has advised the Registrant that it began part time operation in January, 1998 and achieved full time operation during July of 1998. Its medical services provider network has grown from less than fifty (50) physicians in June of 1998 to more than three hundred (300)at year end. Physicians Acceptance Corporation has advised the Registrant that it expects substantial additional growth in its medical services provider network during 1999. By the close of 1998, Physicians Acceptance Corporation advises that it arranged funding upon provider applications in excess of $1,553,000. The Registrant is further informed that Physicians Acceptance Corporation is currently operating in nine (9) states and intends to expand into a minimum of eight (8) additional states during 1999.

     The Registrant's intent to acquire Physicians Acceptance Corporation as a wholly-owned subsidiary has not been reduced to a definitive agreement. The ultimate terms and conditions of acquisition, if a definitive agreement is in fact completed, have yet to be determined. There can be no assurance moreover that in


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the course of carrying out its inquiry and diligence into
Physicians Acceptance Corporation, that the Company will not encounter one or more obstacles which will prove to be insurmountable. In that event, the Registrant will not succeed in its intent and will instead sustain the costs and expenses of its efforts.



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                            SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CORRECTIONS SERVICES, INC.



Dated: February 26, 1999           BY:/S/Norman H. Becker
                                      Norman H. Becker, President